                                POWER OF ATTORNEY

        Know all by these presents,  that the undersigned hereby constitutes and appoints each of Kathryn McNamara Corley,  Christopher  Greene and Simon Halfin,
signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)  execute  for and on behalf of the  undersigned,  all  reports to be filed by the  undersigned  pursuant to Section  16(a) of the  Securities
        Exchange  Act of 1934,  as amended  (the  "Exchange  Act") and the rules promulgated  thereunder  (including  Forms 3, 4, and 5 and any successor forms) (the "Section 16 Reports") with respect to the equity  securities of Discover Financial Services (the "Company");

        (2) do and perform any and all acts for and on behalf of the undersigned that may be  necessary  or  desirable  to complete  and execute any such
        Section 16 Report,  complete  and execute any  amendment  or  amendments thereto,  and file such report  with the United  States  Securities  and
        Exchange Commission and any stock exchange of similar authority; and

        (3) take any other action of any type  whatsoever in connection with the foregoing  that,  in the  opinion of such  attorney-in  fact,  may be of benefit  to,  in the best  interest  of, or  legally  required  by,  the undersigned,  it being  understood  that the documents  executed by such attorney-in-fact on behalf of the undersigned  pursuant to this Power of
        Attorney  shall  be in such  form  and  shall  contain  such  terms  and
        conditions    as   such    attorney-in-fact    may   approve   in   such
        attorney-in-fact's discretion.

        The powers granted above may be exercised by each such  attorney-in-fact on behalf of the undersigned,  individually, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

        The undersigned hereby grants to each such  attorney-in-fact  full power and  authority  to do and  perform  any  and  every  act  and  thing  whatsoever requisite,  necessary, or proper to be done in the exercise of any of the rights and  powers  herein  granted,  as  fully  to all  intents  and  purposes  as the undersigned  might  or  could  do if  personally  present,  with  full  power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney-in-fact,  or such attorney-in-fact's  substitute or substitutes,  shall lawfully  do or cause to be done by virtue  of this  Power of  Attorney  and the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing  attorneys-in-fact,  in serving  such  capacity  at the request of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall be effective as of the date set forth below and shall  continue in full force and effect until the  undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of June, 2007.

Signature: /s/ Philip Laskawy
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Print Name: Philip Laskawy